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EXHIBIT 23.1



CONSENT OF  INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-_____) and related Prospectus of Jones Medical Industries, Inc. for the registration of 291,250 shares of its common stock and to the incorporation by reference therein of our report dated February 14, 1997 with respect to the consolidated financial statements and schedule of Jones Medical Industries, Inc. in its Form 10-K for the year ended December 31, 1996.

St. Louis, Missouri
March 10, 1997


                                                ERNST & YOUNG LLP